UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2020

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Times Square 33rd Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 877 746 4891
Axovant Gene Therapies Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03    Material Modification to Rights of Security Holders.

Effective November 12, 2020, Axovant Gene Therapies Ltd. (“Axovant”) changed its jurisdiction of incorporation from Bermuda to the State of Delaware (the “Domestication”) and changed its legal name to Sio Gene Therapies Inc. (“we,” “us,” “our” or the “Company”) in connection with the Domestication. Axovant discontinued its existence as a Bermuda exempted company as provided under Sections 132G and 132H of The Companies Act 1981 of Bermuda and, pursuant to Section 388 of the General Corporation Law of the State of Delaware continued its existence as a corporation incorporated in the State of Delaware.

In connection with the Domestication, effective November 12, 2020, the outstanding common shares of Axovant have been converted, on a one-for-one basis, into shares of common stock of the Company (the “Common Stock”) as described in Item 8.01 below.

The Common Stock will continue to be listed for trading on The Nasdaq Global Select Market under the symbol “SIOX.” As of the open of trading on November 13, 2020, the Company’s CUSIP number relating to its Common Stock changed to 829399 104.

A description of the Company’s capital stock has been filed with this report as Exhibit 4.2 and is incorporated by reference into this Item 3.03. The description contained in Exhibit 4.2 is only a summary of the material terms of our certificate of incorporation and bylaws in effect following the Domestication, which have been filed with this report as Exhibits 3.1 and 3.2, respectively.

A description of the Domestication and its potential effects, as well as a summary of the main differences between the rights of Axovant’s shareholders under Bermuda law and the Axovant memorandum of continuance and bye-laws as compared with the rights of the Company’s stockholders under Delaware law and our certificate of incorporation and bylaws, are included in the sections of the final prospectus dated November 13, 2020 (the “Final Prospectus”), included in Post-Effective Amendment No. 1 to our Registration Statement on Form S-4, filed on November 13, 2020, titled “The Domestication” and “Description of Capital Stock—Differences between the Governing Corporate Law and Organizational Documents for Axovant and Sio Gene Therapies.” Such sections of the Final Prospectus are hereby incorporated by reference into this Item 3.03.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 3.03 above is hereby incorporated by reference into this Item 5.03. In connection with the Domestication, we adopted a new certificate of incorporation, bylaws and form of common stock certificate, copies of which have been filed with this Current Report on Form 8-K as Exhibits 3.1, 3.2 and 4.1, respectively. The certificate of incorporation and bylaws are effective as of November 12, 2020.

Item 8.01    Other Events.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934 (the “Exchange Act”), the shares of Common Stock are deemed to be registered under Section 12(b) of the Exchange Act.

Upon effectiveness of the Domestication, each outstanding common share of Axovant was automatically converted by operation of law, on a one-for-one basis, into a share of Common Stock of the Company. Consequently, each holder of an Axovant common share immediately prior to the Domestication now holds a share of Common Stock of the Company representing the same proportional equity interest in the Company as that shareholder held in Axovant and representing the same class of shares. The number of shares of Common Stock outstanding immediately after the Domestication was the same as the number of common shares of Axovant outstanding immediately prior to the Domestication.

It is not necessary for stockholders to exchange their existing Axovant share certificates for new stock certificates of the Company. Until surrendered and exchanged, each certificate evidencing Axovant’s common shares will be deemed for all purposes of the Company to evidence the identical number of shares of Common Stock. Holders of uncertificated shares of Axovant immediately prior to the Domestication continued as holders of uncertificated Common Stock upon effectiveness of the Domestication.

Our consolidated business, operations, assets and liabilities are the same upon effectiveness of the Domestication as they were prior to the Domestication. The fiscal year end of the Company following the Domestication remains at March 31. In addition, the directors and executive officers of the Company immediately after the Domestication were the same individuals who were directors and executive officers, respectively, of Axovant immediately prior to the Domestication.

A description of the material U.S. federal income tax consequences of the Domestication and ownership of our Common Stock and warrants to purchase our Common Stock has been filed with this report as Exhibit 99.1 and is incorporated by reference into this Item 8.01. The description contained in Exhibit 99.1 is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of such holder’s circumstances, nor does it address tax consequences applicable to holders subject to special rules.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

3.1	Certificate of Incorporation of Sio Gene Therapies Inc.
3.2	Bylaws of Sio Gene Therapies Inc.
4.1	Form of Stock Certificate.
4.2	Description of Securities.
99.1	Description of the Material U.S. Federal Income Tax Consequences of the Domestication.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	November 13, 2020
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Financial Officer and Chief Accounting Officer, General Counsel